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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934



                                VERSATILITY INC.
                                ----------------
             (Exact name of registrant as specified in its charter)



                  Delaware                               52-1214354
                  --------                               ----------
  (State of incorporation or organization)    (IRS Employer Identification No.)



   11781 Lee Jackson Memorial Highway, Seventh Floor, Fairfax, Virginia 22033
   --------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered
          -------------------               ------------------------------

                 None                                     N/E


        Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $.01 par value per share
                     --------------------------------------
                                (Title of Class)





               Page 1 of 3 pages. The exhibit index is on page 2.


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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------


    Information concerning the Registrant's Common Stock, $.01 par value per share, is contained in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on October 9, 1996 pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement"), and such information is incorporated herein by reference.


Item 2.  Exhibits
         --------

Exhibit No.                     Exhibit
-----------                     -------

    1               Specimen certificate representing the Common Stock.
                    (Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).

    2 Second Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

    3               Amended and Restated By-Laws of the Registrant.
                    (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).











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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       VERSATILITY INC.



                                       By: /s/ Ronald R. Charnock
                                           --------------------------------
                                           Ronald R. Charnock
                                           President, Chief Executive Officer
                                           and Chairman of the Board

Date:










                               Page 3 of 3 pages.